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                                                                 EXHIBIT 5.01



                                        March 7, 2000

Centaur Pharmaceuticals, Inc.
484 Oakmead Parkway
Sunnyvale, CA  94086

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange commission (the "Commission") on February 3, 2000 (Registration Number 333-96053), Amendment No. 1 to such Registration Statement filed by you with the Commission on February 3, 2000, Amendment No. 2 to such Registration Statement filed by you with the Commission on February 24, 2000 and Amendment No. 3 to such Registration Statement to be filed by you with the Commission on March 8, 2000 (collectively, the "Registration Statement") in connection with the offer and sale by you of an aggregate of 1,904,169 shares of your Common Stock (the "Stock").

      In rendering this opinion, we have examined the following:

      (1) the Registration Statement, including the exhibits filed as a part thereof;

      (2) the Prospectuses prepared in connection with the Registration
          Statement;

      (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors, and committees thereof, that are contained in your minute books that are in our possession;

      (4) the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company's transfer agent dated March 6, 2000 verifying the number of the Company's issued and outstanding shares of capital stock as of March 3, 2000 and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated March 3, 2000 verifying the number of such issued and outstanding securities); and

      (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to
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originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by the authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the States of California and Delaware.

      Based upon the foregoing, it is our opinion that the 1,904,109 shares of Stock to be issued and sold by you, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                          Very truly yours,

                          FENWICK & WEST LLP

                          By: /s/ David K. Michaels
                             ---------------------------
                              David K. Michaels, Esq.